UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported):     March 2, 2009

SEREFEX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24362	59-2412164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30700 Solon Industrial Parkway
Suite C
Solon, Ohio 44139
(Address of Principal Executive Offices) (Zip Code)

                                        Registrant's telephone number, including area code:  (440) 248-0766

N/A
_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Item  1.03. Bankruptcy

Incorporated by reference from Item 2.01 of this Form 8-K.

Item  2.01. Disposition of Assets

On October 2, 2008, the United States Bankruptcy Court for the Western District of Pennsylvania (the “Bankruptcy Court”) assumed jurisdiction over substantially all of the assets and business of the Registrant pursuant to a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, which petition was filed by Registrant’s majority-owned subsidiary, WP Hickman Systems, Inc. together with Hickman’s wholly owned subsidiaries Hickman Manufacturing, Inc. and A.M. Technologies, Inc., constituting all of Registrant’s subsidiaries (collectively, the “Subsidiaries”).  No receiver, fiscal agent or similar officer has been appointed for Registrant’s Subsidiaries and the Bankruptcy Court has left the existing directors and officers of the Subsidiaries in possession, but subject to the supervision and orders of the Bankruptcy Court.

On February 27, 2009, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code and applicable rules, the Bankruptcy Court entered a final order (i) approving the sale of substantially all of the assets of Registrant’s Subsidiaries (the “Asset Sale”) to WPH Acquisition Company, LLC (“Highest Bidder”); (ii) authorizing the assumption, assignment and sale of certain executory contracts and unexpired leases of the Subsidiaries to Highest Bidder in connection with the Asset Sale (the “Assigned Contracts”); and (iii) granting certain related relief, which order was entered by the Bankruptcy Court prior to, and outside of, a plan of reorganization (the “Court Order”).  The Court Order also provided that the Subsidiaries will (i) cure any monetary default existing under any Assigned Contract, and (ii) compensate actual losses resulting from any default under any Assigned Contract, or provide adequate assurances with respect thereto, prior to the closing of the Asset Sale.

The Court Order carved out of $175,000 from the proceeds of the Asset Sale for allowed administrative claims under Bankruptcy Code Section 503(b), and further directed the payment of net proceeds, in the amount of $1,025,000 (the “Net Proceeds”), to FirstMerit Bank, N.A. (“FirstMerit”).  The Court Order also found that, after receipt of the Net Proceeds, First Merit will have an allowed non-priority general unsecured claim in the total amount of $2,105,605 (the “FirstMerit Deficiency Claim”), provided, however, that the first $300,000 from the net proceeds of any litigation claims that remain with the Subsidiaries following the Asset Sale shall be applied to the FirstMerit Deficiency Claim, and thereafter, the balance of the of the First Merit Deficiency Claim shall be paid pro rata with all other non-priority general unsecured claims.

Registrant is a holding company, whose principal operations are carried out through the Subsidiaries.  The Asset Sale and the assumption and assignment of the Assigned Contracts occurred on March 2, 2009, constituting a disposition of substantially all of the Registrant’s assets.  Other than in respect of the Asset Sale and related Assigned Contracts, there is no material relationship between Highest Bidder and the Registrant or the Registrant’s Subsidiaries, or any of their respective affiliates, officers, directors, or any associate of any such directors or officers.

Item  9.01. Financial Statements  and Exhibits

(b)	Pro Forma Financial Information

Pro forma financial information relevant to the disposition of the transaction described in Item 2.01 and required to by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d)	Exhibits

Order of the United States Bankruptcy Court for the Western District of Pennsylvania;
In re: W.P. Hickman Systems, Inc., Hickman Manufacturing, Inc., and A.M. Technologies, Inc., Debtors, entered February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEREFEX CORPORATION
(Registrant)

By:           /s/ Brian Dunn
Brian Dunn, President
Date:                      March 4, 2009